UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 17, 2012

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described by Invacare Corporation (the “Company”) in its Current Report on Form 8-K filed on February 14, 2012, James C. Boland did not stand for re-election as a director at the Company's 2012 Annual Meeting of Shareholders held on May 17, 2012. Accordingly, Mr. Boland's term as a director of the Company expired at the Annual Meeting and he retired as a director of the Company as of the date thereof.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2012, the Company held its 2012 Annual Meeting of Shareholders, at which the Company’s shareholders acted on proposals to: (1) elect seven directors to a one-year term that will expire in 2013; (2) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year; and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers.

Each of the following nominees was elected for a one-year term of office expiring in 2013 with respective votes as follows:

Nominees	For	Withheld	Broker Non-Votes
Michael F. Delaney	37,050,756	999,493	1,906,963
C. Martin Harris, M.D.	37,090,818	959,431	1,906,963
A. Malachi Mixon, III	36,836,004	1,214,245	1,906,963
Baiju R. Shah	30,105,917	7,944,332	1,906,963
Gerald B. Blouch	36,950,807	1,099,442	1,906,963
William M. Weber	37,154,138	896,111	1,906,963
Charles S. Robb	37,212,202	838,047	1,906,963

James L. Jones, Dan T. Moore, III, Joseph B. Richey, II, Dale C. LaPorte and Ellen O. Tauscher are directors with continuing terms.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year was approved with 39,540,691 votes for, 394,706 votes against and 21,815 votes abstained. There were no broker non-votes with respect to this proposal.

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with 30,613,884 votes for, 7,268,091 votes against, 168,274 votes abstained and 1,906,963 broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: May 21, 2012	By:	/s/ Anthony C. LaPlaca
Anthony C. LaPlaca
Senior Vice President and General Counsel